Exhibit 23.2


                              ACCOUNTANTS' CONSENT


The Board of Directors
Comcast Corporation:

We consent to the use of our report dated February 12, 1993, relating to the consolidated statement of operations, stockholders' equity (deficit) and of cash flows and all related schedules of Storer Communications, Inc. and subsidiaries (formerly, SCI Holdings, Inc. and Storer Communications, Inc. and subsidiaries) for the year ended December 31, 1992, which report is incorporated by reference in the December 31, 1994 annual report on Form 10-K of Comcast Corporation, and to the reference to our firm under the heading "Experts" in this Registration Statement.



                                                    /s/ KPMG Peat Marwick LLP



Fort Lauderdale, Florida
October 4, 1995

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
QVC, Inc.:

We consent to the use of our report dated March 3, 1995, with respect to the consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1995, which report appears in the Current Report on Form 8-K of Comcast Corporation filed on April 25, 1995, which Form 8-K is incorporated by reference in this Registration Statement on Form S-8 of Comcast Corporation, and to the reference to our firm under the heading "Experts" in this Registration Statement. Our report refers to a change in accounting for income taxes in the year ended January 31, 1994.



                                                     /s/ KPMG Peat Marwick LLP



Philadelphia, Pennsylvania
October 4, 1995